EXHIBIT 77(c)

TRANSAMERICA SERIES TRUST
RESULTS OF SHAREHOLDER PROXIES (UNAUDITED)

At the special meetings of shareholders held on April 11, 2014, the results were as follows:

Transamerica Multi-Managed Balanced VP:

Proxy I - Proposal IV: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date – January 17, 2014	Shares Voted	% of Voted	% of Total
For	36,834,497.195	86.283	85.943
Against	1,352,099.364	3.167	3.155
Abstain	4,503,646.796	10.550	10.508
Broker Non-Vote	0.000	0.000	0.000
Total	42,690,243.355	100.000	99.606

Transamerica Asset Allocation – Conservative VP:

Proxy II - Proposal III: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date – February 7, 2014	Shares Voted	% of Voted	% of Total
For	132,079,946.522	86.180	86.042
Against	3,954,219.824	2.580	2.576
Abstain	17,225,832.709	11.240	11.222
Broker Non-Vote	0.000	0.000	0.000
Total	153,259,999.055	100.000	99.839

Transamerica Asset Allocation – Moderate VP:

Proxy II - Proposal IV: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	355,122,034.138	86.220	74.592
Against	11,912,672.151	2.892	2.502
Abstain	44,846,543.122	10.888	9.420
Broker Non-Vote	0.000	0.000	0.000
Total	411,881,249.411	100.000	86.514

Transamerica Asset Allocation – Moderate Growth VP:

Proxy II - Proposal V: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	303,861,677.465	87.345	69.224
Against	10,361,135.143	2.978	2.360
Abstain	33,665,672.484	9.677	7.669
Broker Non-Vote	0.000	0.000	0.000
Total	347,888,485.092	100.000	79.254

Transamerica Asset Allocation – Growth VP:

Proxy II - Proposal VI: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	90,354,918.328	88.738	87.361
Against	2,949,684.943	2.897	2.852
Abstain	8,517,413.204	8.365	8.235
Broker Non-Vote	0.000	0.000	0.000
Total	101,822,016.475	100.000	98.448

Transamerica International Moderate Growth VP:

Proxy II - Proposal VII: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	55,110,953.520	87.199	84.779
Against	1,694,069.393	2.680	2.606
Abstain	6,396,581.852	10.121	9.840
Broker Non-Vote	0.000	0.000	0.000
Total	63,201,604.765	100.000	97.225

Transamerica Multi-Manager Alternative Strategies VP:

Proxy II - Proposal VIII: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	18,840.200	100.000	96.928
Against	0.000	0.000	0.000
Abstain	0.000	0.000	0.000
Broker Non-Vote	0.000	0.000	0.000
Total	18,840.200	100.000	96.928

Transamerica Voya Conservative Allocation VP:

(Transamerica ING Conservation Allocation VP was renamed Transamerica Voya Conservative Allocation VP on May 1, 2014)

Proxy II - Proposal IX: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	87,516.174	70.383	70.381
Against	0.000	0.000	0.000
Abstain	36,826.247	29.617	29.616
Broker Non-Vote	0.000	0.000	0.000
Total	124,342.421	100.000	99.997

Transamerica Voya Moderate Growth Allocation VP:

(Transamerica ING Moderate Growth Allocation VP was renamed Transamerica Voya Moderate Growth Allocation VP on May 1, 2014)

Proxy II - Proposal X: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	320,115.682	100.000	100.000
Against	0.000	0.000	0.000
Abstain	0.000	0.000	0.000
Broker Non-Vote	0.000	0.000	0.000
Total	320,115.682	100.000	100.000

Transamerica Voya Balanced Allocation VP:

(Transamerica ING Balanced Allocation VP was renamed Transamerica Voya Balanced Allocation VP on May 1, 2014)

Proxy II - Proposal XI: The approval of a new sub-advisory agreement with Aegon USA Investment Management, LLC, an affiliate of TAM.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	575,658.219	73.754	73.747
Against	0.000	0.000	0.000
Abstain	204,856.483	26.246	26.244
Broker Non-Vote	0.000	0.000	0.000
Total	780,514.702	100.000	99.990

Transamerica BlackRock Global Allocation VP:

Proxy III - Proposal I: The approval to amend the Transamerica Asset Management, Inc. investment advisory agreement.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	75,099,445.593	84.985	84.970
Against	6,236,891.295	7.058	7.057
Abstain	7,031,630.746	7.957	7.956
Broker Non-Vote	0.000	0.000	0.000
Total	88,367,967.634	100.000	99.983

Proxy III - Proposal II: The approval of Transamerica BlackRock Global Allocation VP’s use of the Manager of Managers Exemptive Order.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	74,955,656.953	84.822	84.808
Against	5,886,013.998	6.661	6.660
Abstain	7,526,296.682	8.517	8.516
Broker Non-Vote	0.000	0.000	0.000
Total	88,367,967.634	100.000	99.983

Proxy III - Proposal III: The approval of Proposal III to approve a new sub-advisory agreement with BlackRock Investment Management, LLC.

Record Date - February 7, 2014	Shares Voted	% of Voted	% of Total
For	75,699,536.788	85.664	85.649
Against	5,473,619.134	6.194	6.193
Abstain	7,194,811.712	8.142	8.140
Broker Non-Vote	0.000	0.000	0.000
Total	88,367,967.634	100.000	99.983